Independent auditors' consent
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The board and shareholders AXP Variable Portfolio - Income Series, Inc.
     AXP Variable Portfolio - Bond Fund
     AXP Variable Portfolio - Extra Income Fund
     AXP Variable Portfolio - Federal Income Fund
     AXP Variable Portfolio - Global Bond Fund
AXP Variable Portfolio - Investment Series, Inc.
     AXP Variable Portfolio - Blue Chip Advantage Fund
     AXP Variable Portfolio - Capital Resource Fund
     AXP Variable Portfolio - Emerging Markets Fund
     AXP Variable Portfolio - Growth Fund
     AXP Variable Portfolio - International Fund
     AXP Variable Portfolio - New Dimensions Fund
     AXP Variable Portfolio - S&P 500 Index Fund
     AXP Variable Portfolio - Small Cap Advantage Fund
     AXP Variable Portfolio - Strategy Aggressive Fund
     AXP Variable Portfolio - Equity Select Fund
     AXP Variable Portfolio - Stock Fund
AXP Variable Portfolio - Managed Series, Inc.
     AXP Variable Portfolio - Diversified Equity Income Fund
     AXP Variable Portfolio - Managed Fund
AXP Variable Portfolio - Money Market Series, Inc.
     AXP Variable Portfolio - Cash Management Fund
AXP Variable Portfolio - Partners Series Inc.
     AXP Variable Portfolio - Partners Small Cap Value Fund:

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    October 25, 2001